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Exhibit 23.1
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               Consent of Independent Certified Public Accountants


We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 2004 (except for the final paragraph of Note 12 the date of which is March 2, 2004) in the registration statement on Form SB-2 of BIB Holdings, Ltd., to be submitted to the Securities and Exchange Commission on March 5, 2004.



/s/ LAZAR LEVINE & FELIX LLP

New York, NY
March 5, 2004